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                                                                   EXHIBIT 10.13


August 26, 1999


Blair Mowery
CV Dynamics, Inc. dba Medical Incorporated
9605 West Jefferson Trail
Inver Grove Heights, MN 55077

Dear Blair:

Riverside Bank (the "Bank") is pleased to provide this revised financing commitment to CV Dynamics, Inc. (the "Borrower") for your consideration. The terms and conditions are as follows:

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
FACILITY 1
Amount:               $850,000 SBA Export Working Capital Line of Credit
Rate:                 Wall Street Journal Prime rate, adjusted daily.
Fees:                 $8,500 origination fee payable to the Bank, $1,000
                      packaging fee payable to the Bank, $1,875 guaranty fee
                      payable to the SBA.
Term:                 One year note, interest payments due monthly.
Collateral:           First security interest in Accounts Receivable, Second
                      security interest in all business assets.
Guarantor:            None.
Use of Proceeds:      Finance new customer orders.  Advances will be limited to
                      80% of eligible accounts receivable per a weekly borrowing base certificate.
Prepayment:           No penalty.

FACILITY 2
Amount:               $2,500,000 Revolving Offer to Lend.
Rate:                 Wall Street Journal Prime rate, adjusted daily.
Fees:                 $25,000 commitment fee payable to the Bank.
Term:                 One year note, interest only payments due monthly.
                      Based on your actual note usage and anticipated
                      future cash needs, the Bank is willing to term out
                      this note at maturity on a three year term and
                      maximum 15 year amortization at the same interest
                      rate.
Collateral:           First real estate mortgage on commercial property located
                      in Inver Grove Heights, first security interest in all
                      business assets, excluding accounts receivable. $1,350,000 of marketable securities pledged by Paul Miller.
Guarantor:            $2,000,000 personal guaranty of Paul Miller.
Use of Proceeds:      Payoff Norwest first mortgage of approximately $650,000
                      and finance future working capital growth.
Prepayment:           No penalty.

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In addition, this commitment is subject to the following terms and conditions:

         1. THE BANK REQUIRES THE RECEIPT OF QUARTERLY INTERNALLY PREPARED FINANCIAL STATEMENTS, WEEKLY BORROWING BASE CERTIFICATES (ONLY ON FACILITY 1), MONTHLY ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE AGINGS, ANNUAL CPA AUDITED FINANCIAL STATEMENTS, AND ANNUAL PERSONAL FINANCIAL STATEMENTS ON THE GUARANTOR. It is also common for our customers to provide us a monthly cash flow budget annually.

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         2.       THE BANK REQUIRES THE RECEIPT OF INSURANCE CERTIFICATES
                  PROVIDING EVIDENCE OF APPROPRIATE INSURANCE COVERAGE ON THE COLLATERAL WITH THE BANK NAMED AS ADDITIONAL INSURED.

         3. THE BANK REQUIRES THE RECEIPT OF THE JULY 31, 1999 INTERNAL STATEMENT. These results must be substantially on projections.

         4. THE BANK REQUIRES THE RECEIPT OF THE APRIL 30, 1999 AUDITED FINANCIAL STATEMENT.

         5. THE BANK REQUIRES THE EXECUTION OF A LOAN AGREEMENT, ALONG WITH OTHER STANDARD DOCUMENTS, WITH THE INCLUSION OF A TANGIBLE NET WORTH FLOOR OF $3,000,000 AS OF APRIL 30, 1999 AND QUARTERLY THEREAFTER.

         6. THE BANK REQUIRES THAT CV DYNAMICS PAY ALL CLOSING COSTS, INCLUDING, BUT NOT LIMITED TO, LEGAL, APPRAISAL, ENVIRONMENTAL, AND TITLE FEES. We would expect these costs to be approximately $5,500 for the appraisal, $1,500 for the environmental phase I, and $6,200 for the title and mortgage filing costs. Legal costs could be as low as $1,000.00, but may be higher depending on whether the Loan Agreement and other documents are drafted by Bank legal counsel.

         7.       THE BANK REQUIRES A Y2K QUESTIONNAIRE BE COMPLETED.

         8.       THE BANK REQUIRES THE APPROVAL OF THE SBA ON FACILITY 1.

         9. THE BANK REQUIRES THE RECEIPT OF PAUL MILLER'S PERSONAL FINANCIAL STATEMENT AND 1997 TAX RETURN.

         10. THE BANK REQUIRES THE MAINTENANCE OF ALL BORROWER DEPOSITORY ACCOUNTS. We offer several innovative cash management products and would like to explain these to you in more detail. These products include receivable lock box processing and Execubank on line banking.

The Bank estimates being able to close in approximately 8 weeks. The appraisal will take 4-6 weeks while the Bank will need an additional 2 weeks to prepare documents and provide them to you for your review. Therefore, a bridge loan of $1,000,000 can be made readily available. This note will be secured by the same marketable securities to be pledged by Paul Miller.

Facilities 1 and 2 represent a total financing package for your consideration, but you may accept facility 2 alone. Facility 1 will remain committed to you during the Facility 2 note term unless there are any conditions of default on Facility 2. Depending on your anticipated cash needs over the next 6-12 months, we are also willing to consider a financing request under the Export Import Bank programs.

By your acknowledgment of this letter, you agree not to directly disclose, divulge, publish, disseminate or otherwise make available any portion of this letter to any person (including, without limitation, any lender or representative of any lender other than Riverside Bank) other than employees of CV Dynamics who have a need to know its contents to perform their duties as employees. You also agree to instruct such employees to hold the content of this letter in strictest confidence.

This commitment shall be deemed binding upon the Bank only if the Bank receives an unqualified acceptance by the Borrower of the terms and conditions contained herein, evidenced by the Borrower properly executing this document below and delivering it to the Bank, together with the applicable nonrefundable commitment fee, on or before September 3, 1999.

I have enjoyed our brief business relationship and look forward to our ongoing working relationship. Please call me at 531-4963 with any questions.

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                                             Very truly yours,

                                             /s/ Roger D. Hamilton
                                             ---------------------
                                             Roger D. Hamilton
                                             Vice President


We agree to the conditions set forth in this loan commitment and enclose a check for the non-refundable commitment fee.

                                             Acknowledged and agreed:

                                             CV DYNAMICS, INC.


                                             By /s/ Adel A. Mikhail
                                                --------------------------------

                                             Its: President/CEO
                                                  ------------------------------

                                             Dated: September 1, 1999
                                                    ----------------------------


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